Exhibit 99.1

Press Release

INTERACTIVE DATA ANNOUNCES THREE NEW APPOINTMENTS TO

THE BOARD OF DIRECTORS

BEDFORD, Mass – July 14, 2009 –Interactive Data Corporation (NYSE: IDC), a leading provider of financial market data, analytics and related solutions to financial institutions, active traders and individual investors, today announced that Donald C. Kilburn, Victor R. Simone and Luke Swanson have been appointed to the Company’s Board of Directors. Simone has also been appointed to the Board’s Audit and Independent Committees.

Rona A. Fairhead, chairman of Interactive Data’s Board of Directors, stated, “We are delighted to appoint Don, Vic and Luke to the Board. Each individual brings considerable experience and expertise to the Board, which will be valuable as we work closely with Ray D’Arcy and his management team to advance Interactive Data’s business globally. I am confident their insights and advice will help Interactive Data maximize its full potential in the marketplace and continue delivering value to our shareholders.”

These appointments bring the total number of directors actively serving on the Board to 10, including five directors affiliated with Pearson plc, Interactive Data’s majority shareholder. For a complete listing of Interactive Data Board of Directors, click here.

Donald C. Kilburn Biography:

Donald Kilburn is chief executive officer of Pearson Learning Solutions, a division of Pearson Education. From 1998 until 2008, Kilburn was president of Pearson Custom Publishing with responsibility for overseeing the firm’s higher education services and solutions business. Prior to joining Pearson Custom Publishing, Kilburn spent 12 years at Simon and Schuster Custom Publishing during which he served as editor in chief for six years, and then later became president of the business for six years. His publishing experience also includes serving as acquisition editor at Ginn Press, a Xerox Company. Kilburn earned a BA from College of Wooster.

Victor R. Simone Biography:

Victor Simone, 54, is considered an independent director under NYSE and SEC rules. He brings extensive capital markets experience to Interactive Data’s Board. Since 2006, Simone has served as North American and Asian head of the Principal Strategic Investments Group at Goldman Sachs. During his two-plus decades at Goldman Sachs, Simone has led the firm’s global eBusiness Group, its Institutional Client Services and its Private Client Services Fixed Income Group, as well as helped oversee its Innovation Committee and Fixed Income Industry Groups. He joined Goldman Sachs in 1981 after working in the corporate banking department of Chase Bank, and he was named a managing director at Goldman Sachs in 1997. He has served as chairman of the Boards of both TradeWeb Markets and Nexus, L.L.C. and served as a director on the Boards of APX, Inc.; NYMEX Green Exchange; Perimeter Financial; and TheMarkets.com. He is a director of the Boston College Wall Street Executive Council, director of the Boston College Financial Advisory Board and the New York Fellowship. Simone received a BS from Boston College and an MBA from New York University.

Luke Swanson Biography:

Luke Swanson, 39, has served as communications director for Pearson plc, and a member of the Pearson Management Committee, since 2003. He is responsible for worldwide investor, media and government relations, corporate and internal communications. Swanson joined Pearson as head of corporate communications in 2000 from Diageo plc, where he played an instrumental communications role in the 1997 merger of Grand Metropolitan plc and Guinness plc, and subsequently established and led the communications function for Diageo’s largest business. Swanson’s communications experience also includes senior positions at Business in the Community, the UK’s leading authority on corporate social responsibility, and The Prince’s Trust charity organization. He earned a BA from Worcester College, University of Oxford.

Interactive Data Corporation Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include our statements regarding the advice and insights of the three new appointments to the Board of Directors as it relates to helping Interactive Data maximize its potential in the marketplace and deliver greater value to shareholders. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the impact of cost-cutting pressures across the industries we serve; (ii) consolidation of financial services companies, both within an industry and across industries, or the failure of financial services firms; (iii) a decline in activity levels in the securities markets; (iv) the intensity of competition from vendors with greater financial resources than ours and their strategic response to our services and offerings; (v) the possibility of a prolonged outage or other major unexpected operational difficulty at any of our key facilities; (vi) our ability to maintain relationships with our key suppliers and providers of market data; (vii) our ability to maintain our relationships with service bureaus and custodian banks; (viii) new offerings by competitors or new technologies that could cause our offerings or services to become less competitive or obsolete, or we may not be able to develop new or enhanced services or offerings; (ix) new legislation or changes in government or quasi-government rules, regulations, directives or standards may reduce demand for our service or increase our expenses; (x) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, or to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xi) we provide services to financial institutions that are subject to significant regulatory oversight, and any investigation of us or our customers relating to our services could be expensive, time consuming and harm our reputation; (xii) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xiii) the risks of doing business internationally; (xiv) our ability to attract and retain key personnel; and (xv) the ability of our majority shareholder to exert influence over our affairs, including the ability to approve or disapprove any corporate actions submitted to a vote of our stockholders; and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related solutions to financial institutions, active traders and individual investors. The Company’s businesses supply real-time market data, time-sensitive pricing, evaluations and reference data for millions of securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Interactive Data, headquartered in Bedford, Mass., has approximately 2,400 employees in offices located throughout North America, Europe, Asia and Australia. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, is Interactive Data Corporation’s majority stockholder.

For more information about Interactive Data Corporation and its businesses, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
Director of Investor Relations	Manager, Public Relations
781-687-8306	781-687-8291
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

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